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                                                                  Exhibit 23.1





The Board of Directors and Partners
Duke Realty Investments, Inc. and
Duke Realty Limited Partnership:


We consent to the use of our report on the consolidated financial statements of Duke Realty Investments, Inc. and subsidiaries and the related financial statement schedule as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, which report appears in the annual report on Form 10-K of Duke Realty Investments, Inc. We also consent to the use of our report on the consolidated financial statements of Duke Realty Limited Partnership and subsidiaries and the related financial statement schedule as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, which report appears in the annual report on Form 10-K of Duke Realty Limited Partnership. Each of these reports is incorporated herein by reference. We also consent to the reference to our firm under the heading "Experts" in the prospectus.

KPMG Peat Marwick LLP
Indianapolis, Indiana
April 8, 1998